UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant
Filed by a Party other than the Registrant

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        Rule 14a-6(e)(2))
X    Definitive Proxy Statement
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__   Soliciting Material Pursuant to sec.240.14a-12

                          NATIONAL R.V. HOLDINGS, INC.

                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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


                          NATIONAL R.V. HOLDINGS, INC.
                            3411 N. Perris Boulevard
                            Perris, California 92571


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           to be held on June 21, 2004


                  The Board of Directors of National R.V. Holdings, Inc., a Delaware corporation (the "Company"), hereby gives notice that the 2004 Annual Meeting of Stockholders of the Company will be held on Monday, June 21, 2004, at 9:00 a.m., Pacific Daylight Time, at the Company's headquarters at 3411 N. Perris Boulevard, Perris, California 92571 for the following purposes:

     1. To elect two persons to serve on the Company's Board of Directors as Class II Directors until the 2007 Annual Meeting of Stockholders or until their successors are duly elected and qualified as provided in the Company's By-laws.

     2.   To   ratify   the   selection   by   the   Board   of   Directors   of
          PricewaterhouseCoopers   LLP,  as  the  Company's  independent  public
          accountants for the fiscal year ending December 31, 2004.

     3. To transact such other and further business as may properly come before the meeting or any adjournment(s) thereof.

                  Stockholders of record at the close of business on April 23, 2004 are entitled to notice of and to vote at the meeting. If you attend the meeting you may vote in person if you wish, even though you have previously returned your proxy. A copy of the Company's Proxy Statement is enclosed herewith.

                                     By Order of The Board of Directors



                                    Stephen M. Davis
                                    Secretary
April 29, 2004


     IMPORTANT:  WHETHER  OR NOT  YOU  EXPECT  TO  ATTEND  THE  MEETING,  PLEASE
COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL ENSURE REPRESENTATION OF YOUR SHARES AT THE MEETING.

                          NATIONAL R.V. HOLDINGS, INC.
                            3411 N. PERRIS BOULEVARD
                            PERRIS, CALIFORNIA 92571

                                 PROXY STATEMENT

                    ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                ON JUNE 21, 2004

                  This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders are being furnished in connection with the solicitation by the Board of Directors of National R.V. Holdings, Inc., a Delaware corporation (the "Company"), of proxies for use at the 2004 Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Monday, June 21, 2004, at 9:00 a.m., Pacific Daylight Time, at the Company's headquarters at 3411 N. Perris Boulevard, Perris, California 92571, and at any adjournments thereof. This Proxy Statement and the enclosed proxy are first being sent to stockholders on or about April 29, 2004.

                  The close of business on April 23, 2004 has been selected as the record date (the "Record Date") for determining the holders of outstanding shares of the Company's common stock, par value $.01 per share (the "Common Stock"), entitled to receive notice of and vote at the Annual Meeting. On the Record Date, there were approximately 10,190,230 shares of Common Stock outstanding and approximately 70 holders of record. Holders of Common Stock are entitled to one vote per share.

                  The presence in person or by properly executed proxy of the record holders of a majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Elections of directors will be determined by a plurality of vote of all shares present in person or by properly executed proxy and voting at the Annual Meeting. The affirmative vote of the record holders of a majority of the Common Stock present in person or by proxy at the Annual Meeting and voting is required to ratify the selection of the independent public accountants.

                  Unless proxies have been previously revoked, all shares represented by properly executed proxies will be voted at the Annual Meeting in accordance with the directions given on such proxies. Any person giving a proxy has the power to revoke it, in writing delivered to the Secretary of the Company at the address given above, at any time prior to its exercise. If no direction is given, a properly executed proxy will be voted FOR the election of the persons named under "Election of Directors," and FOR the ratification of the selection of PricewaterhouseCoopers LLP, as the Company's independent public accountants. The Board of Directors does not anticipate that any other matters will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named in the proxy will have discretion, to the extent allowed by Delaware law, to vote in accordance with their own judgment on such matters.

                              ELECTION OF DIRECTORS

ITEM 1 -- ELECTION OF DIRECTORS

                  The Company's Board of Directors currently consists of six members and is divided into three classes of directors serving three-year terms. One class of directors is elected by stockholders at each annual meeting to serve until the third annual meeting following such annual meeting or until their successors are elected and qualified. At the Annual Meeting, stockholders will elect two Class II Directors to serve until the Annual Meeting of Stockholders to be held in 2007 and until their successors are elected and qualified.

NOMINEES FOR CLASS II DIRECTOR

                  Messrs. Robert B. Lee and Gregory McCaffery, each an incumbent Class II director, have been nominated by management for election to the Board of Directors as Class II Directors at the Annual Meeting and have consented to serve as such, if elected. Mr. Stephen M. Davis, a Class II director of the Company since August 1993, will not stand for reelection. Certain biographical information regarding Messrs. Lee and McCaffery is set forth below in the section entitled "Management of the Company -- Executive Officers and Directors."

VOTE REQUIRED

                  The affirmative vote of the record holders of a plurality of the Common Stock present in person or by proxy at the Annual Meeting and voting is required to elect Directors. The enclosed proxy provides a means for stockholders to vote for the election of the nominees or to withhold authority to vote for such nominees. Abstentions with respect to the election of the nominees for Class II Directors will have the same effect as a withheld vote and broker non-votes will have no effect on the election of Directors.

                  It is the intention of the persons in the enclosed proxy to vote FOR the election of Robert B. Lee and Gregory McCaffery to serve as Class II Directors of the Company. Messrs. Lee and McCaffery have consented to be named in this Proxy Statement and to continue to serve if elected. Management does not contemplate or foresee that the nominees will be unable or unwilling to serve or be otherwise unavailable for election.

BOARD RECOMMENDATION

                  The Board of Directors recommends that stockholders vote FOR the election of the nominees for Class II Directors set forth above.

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

ITEM 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                  The Audit Committee of the Board of Directors has selected the firm of PricewaterhouseCoopers LLP, as the Company's independent public accountants for the fiscal year ending December 31, 2004. Although the selection of auditors does not require ratification, the Audit Committee of the Board has directed that the appointment of PricewaterhouseCoopers LLP be submitted to stockholders for ratification because management believes this matter is of such significance as to warrant stockholder participation. The Company expects representatives of PricewaterhouseCoopers LLP to be present at the Annual Meeting in person or by telephone conference to respond to appropriate stockholder questions, and they will be given the opportunity to address the stockholders, if they so desire.

VOTE REQUIRED

                  The affirmative vote of the record holders of a majority of the Common Stock present in person or by proxy at the Annual Meeting and voting is required to ratify the selection of the independent public accountants. Abstentions and broker non-votes will have no effect on the vote for the ratification of the selection of the independent public accountants.

BOARD RECOMMENDATION

                  The Board of Directors recommends that stockholders vote FOR ratification of the selection of PricewaterhouseCoopers LLP, as the Company's independent public accountants for the fiscal year ending December 31, 2004.

                            MANAGEMENT OF THE COMPANY

                  The executive officers, directors and key employees of the Company are as follows:

Name                                        Age               Position

Doy B. Henley                               74                Chairman of the Board(1)
Bradley C. Albrechtsen                      41                President, Chief Executive Officer and Director
Stephen M. Davis                            50                Director and Secretary
Robert B. Lee                               65                Director
Gregory McCaffery                           51                Director(1)
James B. Roszak                             62                Director(1)
Mark D. Andersen                            45                Chief Financial Officer and Assistant Secretary
Jonathan C. Corn                            40                Vice President - General Counsel
---------------------
(1) Member of the Audit Committee, Compensation Committee and
Nominating/Corporate Governance Committee.

EXECUTIVE OFFICERS AND DIRECTORS

     DOY B. HENLEY. Mr. Henley has served as Chairman of the Board since September 2001 and has been a director of the Company since February 1998. Mr. Henley is a Class III director whose term expires in 2006. Mr. Henley is chief executive officer of Henley Properties, a private real estate management company. Mr. Henley was a founder and, from 1966 to 1997, had been the Chairman and Chief Executive Officer of Aeromil Engineering Company, a computer-automated manufacturing firm engaged in the production of complex machined titanium track systems and structural components for the aerospace industry. Mr. Henley also serves on the Board of Chapman University and The Salvation Army Advisory Board.

     BRADLEY C. ALBRECHTSEN. Mr. Albrechtsen has been President, Chief Executive Officer and a director since September 2001, Chief Financial Officer and Treasurer of the Company from April 1999 to September 2001 and Assistant Secretary from January 1999 to September 2001. Mr. Albrechtsen served as the Company's Controller from 1993 through April 1999 and as Assistant Controller prior to 1993. Mr. Albrechtsen is a Class I director whose term expires in 2005. Mr. Albrechtsen is a certified public accountant with six years of public accounting experience, including three years at Arthur Young & Co. (the predecessor of Ernst & Young).

     STEPHEN M. DAVIS. Mr. Davis has been a director and Secretary of the Company since August 1993. Mr. Davis is a Class II director whose term expires at the Annual Meeting. Mr. Davis is not standing for reelection at the Annual Meeting. Mr. Davis has been a shareholder of the law firm Heller Ehrman White & McAuliffe LLP since April 1999 and a partner in its predecessor firm from January 1987 through March 1999.

     ROBERT B. LEE. Mr. Lee has been a director of the Company since November 1996 and is presently a consultant to the Company's Country Coach, Inc. subsidiary ("Country Coach"). Mr. Lee has also been President and Chief Operating Officer of the Company from April 2001 to September 2001 and co-Chief Executive Officer from March 2001 to April 2001. Mr. Lee is a Class II director whose term expires at the Annual Meeting. See "Election of Directors - Nominees for Class II Director." Mr. Lee founded Country Coach in 1973 and served as Chairman and Chief Executive Officer of Country Coach from 1973 to July 2000, President of Country Coach from September 2002 through October 2003 and CEO of Country Coach from October 2003 through February 2004. Mr. Lee served as a consultant to the Company from September 2001 to December 31, 2001, and also served in that role from July 2000 to March 2001.

     GREGORY McCAFFERY. Mr. McCaffery has been a director of the Company since February 1998. Mr. McCaffery is a Class II director whose term expires at the Annual Meeting. See "Election of Directors - Nominees for Class II Director." Mr. McCaffery is a founder and president of, and since 1984 has operated, McCaffery Homebuilders, a builder of custom homes located in Orange Country, California.

     JAMES B. ROSZAK. Mr. Roszak has been a director of the Company since June 2003 and is a Class III director whose term expires in 2006. Mr. Roszak was employed by the Life Insurance Division of Transamerica Corporation, a financial services organization engaged in life insurance, commercial lending, leasing and real estate services, from June 1962 through his retirement as President of such division in June 1997. Mr. Roszak also served as interim Chief Executive Officer and a director of buy.com, an Internet retailer, from February 2001 through August 2001.

     MARK D. ANDERSEN. Mr. Andersen has been Chief Financial Officer and Assistant Secretary of the Company since October 2001. Mr. Andersen served as Senior Vice-President and Controller of Country Coach from November 2000 to October 2001 and as Controller of Country Coach from February 1992 to November 2000. Mr. Andersen is a certified public accountant.

     JONATHAN C. CORN. Mr. Corn has been Vice President - General Counsel since April 2002, and General Counsel since December 2001. Mr. Corn is an attorney who received his law degree from Georgetown University Law Center in 1991. Prior to joining the Company, Mr. Corn practiced law in San Diego. His firm, Corn & Associates, P.C., was a specialty firm focused on the representation of RV manufacturers and dealers.

KEY EMPLOYEES

     JAY HOWARD. Mr. Howard, age 51, is currently the President of the Company's Country Coach subsidiary and has served in that role since October 2003. Mr. Howard also served as Country Coach's Executive Vice President from February 2003 through October 2003. Mr. Howard founded and was President of a consulting company, which provided consulting services to RV industry participants, including the Company, from 2000 through 2003. Mr. Howard was also Co-President of Destinations RV, a recreational vehicle dealer, from 1999 through 2000 and served as President of SMC Corporation, a publicly-traded RV manufacturer, from 1997 though 1999 and as Corporate VP of Manufacturing of SMC from 1994 through 1997.

BOARD OF DIRECTORS AND COMMITTEES

                 Pursuant to the Company's Bylaws, the Company's Board of Directors is divided into three classes of Directors serving three-year terms. One class of directors is elected by stockholders at each annual meeting to serve until the third annual meeting following such annual meeting or until their successors are elected and qualified. In the case of a vacancy, a director will be appointed by a majority of the remaining directors then in office to serve the remainder of the term left vacant. During the year ended December 31, 2003, the Board of Directors held seven meetings. All directors attended at least 75% of those meetings and of its committees of which they were members that were held while they were serving on the Board or such committee.

                  The Board has determined that the following directors are "independent" under current New York Stock Exchange ("NYSE") rules: Doy Henley, Gregory McCaffery and James Roszak. Mr. Henley, as Chairman of the Board, is the presiding Director at meetings of the Board and at executive sessions of the non-management Directors. The Board of Directors has standing Audit, Compensation and Nominating/Corporate Governance Committees.

                  Audit Committee. The Audit Committee currently consists of Messrs. Henley, McCaffery and Roszak (chairman). The Audit Committee met four times during 2003. The Board has determined that all members of the Audit Committee are independent directors under the rules of the NYSE and each of them meets the financial literacy and sophistication requirements under the rules of the NYSE. The Board has determined that Mr. Roszak qualifies as an "audit committee financial expert" as defined by the rules of the Securities and Exchange Commission. The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing the compensation of the independent accountants to conduct the annual audit of our accounts, reviewing the scope and results of the independent audits, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent accountants. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A.

                  Compensation Committee. The Compensation Committee currently consists of Messrs. Henley, McCaffery and Roszak. The Compensation Committee held one meeting during 2003. The Board has determined that all members of the Compensation Committee are independent directors under the rules of the NYSE. The Compensation Committee administers the Company's benefit plans, reviews and administers all compensation arrangements for executive officers, and establishes and reviews general policies relating to the compensation and benefits of our officers and employees. The Compensation Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix B.

                  Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee, formed by the Company in December 2003, currently consists of Messrs. Henley, McCaffery and Roszak, each of whom the Board has determined is an independent director under the rules of the NYSE. The Nominating/Corporate Governance Committee's responsibilities include recommending to the Board of Directors nominees for possible election to the Board of Directors and providing oversight with respect to corporate governance. The Nominating/Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix C. The Board of Directors has also adopted written Corporate Governance Guidelines which have been posted on the Company's website at http://www.nrvh.com.

COMMUNICATION WITH DIRECTORS

                  Stockholders who wish to communicate with the entire Board, the non-management Directors as a group or the Chairs of any of the Board committees may do so telephonically by calling 800-864-5307 or by mail c/o Corporate Secretary, National R.V. Holdings, Inc., 3411 N. Perris Blvd, Perris, CA 92571. Communications are distributed to the Board, or to any individual Director or Directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as spam, job inquiries, business solicitations or product inquiries. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any Director upon request.

DIRECTOR COMPENSATION

                  Effective January 1, 2003, outside Directors (Directors excluding Messrs. Albrechtsen and Lee) receive an annual Director retainer of $30,000, an in-person per meeting fee of $1,000 and a telephone meeting fee of $500. In addition, the Chairman of the Board of Directors is entitled to an additional annual fee of $30,000, members of a Board committee are entitled to an annual fee of $3,000 and the Audit Committee Chairman is entitled to an additional annual fee of $10,000. Mr. Henley was also awarded an additional $25,000 by the Board (without Mr. Henley's participation) for his services as Chairman in 2003. Messrs. Albrechtsen and Lee do not receive any additional compensation for acting as Directors. Directors are also entitled to receive reimbursement for traveling costs and other out-of-pocket expenses incurred in attending Board meetings.

DIRECTOR NOMINATION

                  Criteria for Board Membership. In selecting candidates for appointment or re-election to the Board, the Nominating/Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to insure that at least a majority of the Directors are independent under the rules of the NYSE, that members of the Company's Audit Committee meet the financial literacy and sophistication requirements under the rules of the NYSE and at least one of them qualifies as an "audit committee financial expert" under the rules of the Securities and Exchange Commission. Nominees for Director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company's business environment, and willingness to devote adequate time to Board duties.

                  Stockholder Nominees. The Nominating/Corporate Governance Committee will consider written proposals from stockholders for nominees for Director. Any such nominations should be submitted to the Nominating/Corporate Governance Committee c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company's common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, "Stockholder Proposals for 2005 Annual Meeting" below.

                  Process for Identifying and Evaluating Nominees. The Nominating/Corporate Governance Committee believes the Company is well-served by its current Directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating/Corporate Governance Committee will renominate incumbent Directors who continue to be qualified for Board service and are willing to continue as Directors. If an incumbent Director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating/Corporate Governance Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the company and, if the Nominating/Corporate Governance Committee deems appropriate, a third-party search firm. The Nominating/Corporate Governance Committee will evaluate each candidate's qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Nominating/Corporate Governance Committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the Nominating/Corporate Governance Committee will evaluate which of the prospective candidates is qualified to serve as a Director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate.

                  The Company has never received a proposal from a stockholder to nominate a Director. Although the Nominating/Corporate Governance Committee has not adopted a formal policy with respect to stockholder nominees, the committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

                  Board Nominees for the 2004 Annual Meeting. Each of the nominees listed in this Proxy Statement are current Directors standing for re-election.

CODE OF BUSINESS CONDUCT AND ETHICS

                  The Company has adopted a written code of conduct and ethics (the "Code") which is applicable to all of the Company's officers, directors and employees, including the Company's Chief Executive Officer and Chief Financial Officer (collectively, the "Senior Officers"). In accordance with the rules and regulations of the Securities and Exchange Commission and the rules of the New York Stock Exchange, a copy of the Code has been posted on the Company's website at http://www.nrvh.com. The Company intends to disclose any changes in or waivers from the Code applicable to any Senior Officers on its website or by filing a Form 8-K.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons, the Company believes that during the year ended December 31, 2003, all filing requirements applicable to its officers and directors were complied with by such individuals.

COMPENSATION OF EXECUTIVE OFFICERS

                  The following table sets forth all compensation awarded to, earned by or paid to each of the Company's current or former executive officers named below (the "Named Individuals") for the Company's fiscal periods as specified below:

                                                           Annual Compensation               Long Term          All Other
                                                                                             Compensation       Compensation
                                                -------------------------------------------
          Name and            Year Ended                                   Other Annual
     Principal Position       December 31,       Salary       Bonus       Compensation(1)    Options/SARs

Bradley C. Albrechtsen        2003               $220,000      ---              ---               ---              ---
President and Chief           2002               $220,000      ---              ---               ---           $3,600 (2)
Executive Officer             2001               $142,000      ---              ---             15,000          $3,600 (2)


Mark D. Andersen              2003              $159,998      $1,000            ---               ---           $3,254 (3)
Chief Financial Officer       2002               $143,228      ---              ---               ---           $5,422 (3)
                              2001                $99,572      ---              ---             12,250          $3,850 (3)

Jonathan C. Corn              2003               $212,000      ---              ---               ---              ---
Vice President/General        2002               $200,000      ---              ---               ---              ---
Counsel (4)

Robert B. Lee (5)             2003               $200,000      ---              ---               ---              ---
                              2002               $210,000      ---              ---               ---              ---
                              2001                             ---         $100,325 (6)         15,000          $6,800 (3)

Wayne M. Mertes (7)           2003              $126,923       ---              ---               ---          $150,000 (8)
                              2002               $50,215       ---              ---               ---          $150,000 (8)
                              2001              $283,400     $207,000           ---             48,000         $150,000 (8)
----------------------

     (1) Except as may be indicated below, the aggregate amount of all perquisites and other personal benefits paid to each Named Individual is not greater than either $50,000 or 10% of the total of the annual salary and bonus reported for either such executive.

     (2) Represents the annual premium paid pursuant to the Company's SERP Deferred Compensation Plan.

     (3) Represents the amount of the Company's matching contribution under Country Coach's 401(k) plan.

     (4)  Mr. Corn has been Vice President/General Counsel since April 2002.

     (5)  Mr. Lee  retired as an  executive  officer of the  Company in February
          2004.

     (6) Pursuant to an employment agreement between Mr. Lee and Country Coach which expired in December 2001, Mr. Lee was entitled to purchase a motorhome from the Company at cost in 2001 and prior years. The amount in the table represent the difference between the cost of the motorhome purchased by Mr. Lee and the wholesale value of the motorhome.

     (7) Mr. Mertes retired from his executive positions with the Company in August 2003.

     (8) Represents amounts paid by Company in respect of a split dollar life insurance policy. In connection with Mr. Mertes' prior employment agreement, the Company and Mr. Mertes entered into a split dollar life insurance arrangement in October 1998 in which an insurance policy in the face amount of $2,950,000 was taken out by the Company on the life of Mr. Mertes. The Company has agreed to pay the annual premium thereof of not greater than $150,000 per year for five years. The Company and Mr. Mertes have agreed that the Company shall own the cash value of the policy and that the Company will be entitled to withdraw from the policy $92,601 per annum until the aggregate premiums paid by the Company to the insurance carrier are repaid to the Company. To ensure the repayment of the aggregate premiums paid by Company, the Company is entitled to receive from the policy's death benefits the greater of the aggregate premiums not yet repaid or the then cash value of the policy.

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

                  Compensation decisions during the fiscal year ended December 31, 2003 were made by the Company's Compensation Committee and by the Board of Directors, which included Bradley C. Albrechtsen, President and Chief Executive Officer of the Company, and Robert B. Lee, the former President of the Company's Country Coach subsidiary. Neither Mr. Albrechtsen nor Mr. Lee participated in Board deliberations or voting concerning their respective compensation.

EMPLOYMENT AGREEMENTS

                  The Company is not presently a party to an employment agreement with any of its executive officers nor were any such agreements in effect during the fiscal year ended December 31, 2003.

                  In February 2004, Robert B. Lee retired as chief executive officer of the Company's Country Coach subsidiary. In connection with Mr. Lee's retirement from such executive position, Mr. Lee entered into a consulting agreement with Country Coach, pursuant to which Mr. Lee has agreed to assist Country Coach as a consultant during 2004. Among Mr. Lee's responsibilities as a consultant will be assisting Country Coach in the evaluation and testing of Country Coach's products. Mr. Lee will be paid a fee of $5,000 per month. In addition, Mr. Lee will also be entitled to a bonus of $25,000 for each $1 million of operating profits of Country Coach in 2004.

STOCK OPTION PLANS

                  1995 Stock Option Plan

                  In September 1995, the Company adopted and approved the 1995 Stock Option Plan (the "1995 Option Plan"). The 1995 Option Plan is designed to serve as an incentive for retaining qualified and competent directors, employees and consultants. The 1995 Option Plan provides for the award of options to purchase up to 225,000 shares of Common Stock, of which 40,833 shares were subject to outstanding options as of December 31, 2003. The 1995 Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has, subject to the provisions of the 1995 Option Plan, full authority to select Company individuals eligible to participate in such plan, including officers, directors (whether or not employees) and consultants. The 1995 Option Plan provides for the awarding of incentive stock options (as defined in Section 422 of the Code) and non-incentive stock options. Options granted pursuant to the 1995 Option Plan will have such vesting schedules and expiration dates as the Compensation Committee shall establish in connection with each participant in the 1995 Option Plan, which terms shall be reflected in an option agreement executed in connection with the granting of the option. During the year ended December 31, 2003, no options were granted under the 1995 Option Plan.

                  1996 Stock Option Plan

                  In October 1996, the Company's Board of Directors adopted and approved the 1996 Stock Option Plan (the "1996 Option Plan"). The 1996 Option Plan is designed to serve as an incentive for retaining qualified and competent directors, employees and consultants. The 1996 Option Plan provides for the award of options to purchase up to 675,000 shares of Common Stock, of which 172,500 shares were subject to outstanding options as of December 31, 2003. The 1996 Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has, subject to the provisions of the 1996 Option Plan, full authority to select Company individuals eligible to participate in such plan, including officers, directors (whether or not employees) and consultants. The 1996 Option Plan provides for the awarding of incentive stock options (as defined in Section 422 of the Code) and non-incentive stock options. Options granted pursuant to the 1996 Option Plan will have such vesting schedules and expiration dates as the Compensation Committee shall establish in connection with each participant in the 1996 Option Plan, which terms shall be reflected in an option agreement executed in connection with the granting of the option. During the year ended December 31, 2003, no options were granted under the 1996 Option Plan.

                  1997 Stock Option Plan

                  In June 1997, the Company's Board of Directors adopted and approved the 1997 Stock Option Plan (the "1997 Option Plan"). The 1997 Option Plan is designed to serve as an incentive for retaining qualified and competent directors, employees and consultants. The 1997 Option Plan provides for the award of options to purchase up to 900,000 shares of Common Stock, of which 318,750 shares were subject to outstanding options as of December 31, 2003. The 1997 Option Plan is administered by the Board of Directors or, at its option, a committee of the Board of Directors. The Board (or a designated committee) has, subject to the provisions of the 1997 Option Plan, full authority to select Company individuals eligible to participate in such plan, including officers, directors (whether or not employees) and consultants. The 1997 Option Plan provides for the awarding of incentive stock options (as defined in Section 422 of the Code) and non-incentive stock options. Options granted pursuant to the 1997 Option Plan will have such vesting schedules and expiration dates as the Board (or a designated committee) shall establish in connection with each participant in the 1997 Option Plan, which terms shall be reflected in an option agreement executed in connection with the granting of the option. During the year ended December 31, 2003, no options were granted under the 1997 Option Plan.

                  1999 Stock Option Plan

                  The Company's Board of Directors adopted and approved the 1999 Stock Option Plan in April 1999 and the amended and restated 1999 Stock Option Plan in April 2000 and again in April 2001 (together, the "1999 Option Plan"). The 1999 Option Plan is designed to serve as an incentive for retaining qualified and competent directors, employees and consultants. The 1999 Option Plan provides for the award of options to purchase up to 1,150,000 shares of Common Stock, of which 653,748 shares were subject to outstanding options as of December 31, 2003. The 1999 Option Plan is administered by the Compensation Committee. The Compensation Committee has, subject to the provisions of the 1999 Option Plan, full authority to select Company individuals eligible to participate in such plan, including officers, directors (whether or not employees) and consultants. The 1999 Option Plan provides for the awarding of incentive stock options (as defined in Section 422 of the Code) and non-incentive stock options. Options granted pursuant to the 1999 Option Plan will have such vesting schedules and expiration dates as the Compensation Committee shall establish in connection with each participant in the 1999 Option Plan, which terms shall be reflected in an option agreement executed in connection with the granting of the option. During the year ended December 31, 2003, no options were granted under the 1999 Option Plan.

OPTION VALUES

                  The following table sets forth, as of December 31, 2003, the number of options and the value of exercised and unexercised options held by the Named Individuals.

                                                                                              Value of Unexercised
                                                         Number of Unexercised Options        in-the-money Options at
                                                                at Dec. 31, 2003                 Dec. 31, 2003($)(1)
                                                                ----------------           --    -------------------

                             Shares
                           Acquired in        Value
         Name             Exercise (#)    Realized ($)    Exercisable    Unexercisable     Exercisable    Unexercisable
                          ------------    ------------    -----------    -------------     -----------    -------------
Bradley C.
   Albrechtsen                 ---             ---            39,000               5,000         20,300                 0
Mark D. Andersen               ---             ---            22,167               4,083         10,875                 0
Jonathan C. Corn               ---             ---                 0                   0              0                 0
Robert B. Lee                  ---             ---            30,000               5,000         29,000                 0
Wayne M. Mertes              300,000       $1,396,335              0                   0              0                 0
-------------------

(1) On December 31, 2003, the last trading day of the year 2003, the last reported sales price for the Common Stock on the New York Stock Exchange was $9.95.

EQUITY COMPENSATION PLAN INFORMATION

                  The following table summarizes the Company's equity compensation plan information as of December 31, 2003. Information is included for both equity compensation plans approved by the Company's stockholders and equity compensation plans not approved by the Company's Stockholders.

                                             Common shares to be                            Common shares available
                                             issued upon exercise     Weighted-average     for future issuance under
                                                of outstanding       exercise price of     equity compensation plans
                                              options, warrants,        outstanding          (excluding securities
                                                  and rights         options, warrants,    reflected in column (a))
              Plan Category                                              and rights
------------------------------------------- ----------------------- --------------------- ----------------------------
------------------------------------------- ----------------------- --------------------- ----------------------------
                                                     (a)                    (b)                         (c)
Equity compensation plans approved by             1,185,831                $13.37                   829,525
Company stockholders (1)
Equity compensation plans not approved by          107,544                 $3.78                       0
Company stockholders (2)
Totals:                                           1,293,375                $12.58                   829,525
-----------

(1)      Please see "Management of the Company - Stock Option Plans" for a description of these plans.

(2) The only outstanding options not previously approved by the Company's stockholders were granted in October 1994, September 1995 and October 1996 pursuant to separate stock option agreements with several directors and employees of the Company at exercise prices of $3.33, $3.75 and $9.33, respectively. Such options had terms of either 5 or 10 years.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                  The Compensation Committee continued in 2003 its function of reviewing and making recommendations to the Board regarding salaries, compensation and benefits of executive officers and key employees of the Company, including the granting of stock options. The Committee consists solely of directors who are not employees of the Company and are independent directors under the rules of the NYSE.

                  Compensation of the Company's executive officers and key employees consists of three components: base salary, annual bonuses and long-term incentive awards in the form of stock options. For each of the three years ended 2001, the Compensation Committee retained the nationally recognized executive compensation consulting firm of William M. Mercer, Incorporated ("Mercer") to advise it with respect to executive and employee compensation and other related matters for those years. As part of its annual engagement, Mercer presented a report to the Compensation Committee in which Mercer provided benchmark information on the senior executive positions with respect to both an industry peer group and published compensation and proprietary survey information. Mercer also compared the Company's financial performance to the same peer group and assessed the pay and performance relationship thereof. The Compensation Committee relied on, among other factors, Mercer's prior reports in setting compensation levels in 2003 as well as the compensation philosophy contained therein.

                  Base compensation levels have been developed in order to attract and retain executives and key employees based on their level of responsibility within the Company. Individual salaries may be higher or lower, based on the qualifications and experience of the individual as well as Company performance. Base salaries have been subject to periodic review and adjustment and annual salary adjustments have been made based on those factors. Bonuses and stock option grants closely link executive pay with performance in areas key to the Company's operating success. These areas include sales growth, earnings per share growth, return on average equity and total shareholder return performance. In the past, the Company has granted bonuses and stock options to executives and employees based upon subjective and objective performance criteria relating to both the Company and the individual, including the level of Company revenues and earnings and a comparison with the operating results of the Company's peer group, a person's responsibility level and other performance targets.

                  Historically, during periods of strong operating performance by the Company compared to its peer group, based upon the recommendation of the Compensation Committee, the Company has positioned salaries, together with target bonuses and stock options, at median compensation levels for comparable positions and responsibilities in the peer group. During the past two fiscal years, periods of weak relative operating performance, as a result of the Compensation Committee's compensation philosophy, the Company positioned total compensation at or near the bottom of its peer group. During the last two years, as a result of the Company's performance, the Company granted no bonuses to its executive officers and granted no stock options during 2003.

                  The Compensation Committee uses the same factors and criteria described above for compensation decisions regarding the Chief Executive Officer, Bradley C. Albrechtsen. During 2003, Mr. Albrechtsen received a base salary of $220,000. In light of the Company's negative operating performance during 2003, no bonus was awarded to Mr. Albrechtsen.

                  The Company established the 1995 Stock Option Plan, 1996 Stock Option Plan and 1999 Stock Option Plan, which are administered by the Compensation Committee, and the 1997 Stock Option Plan, which is administered by the Board. See "Management of the Company -- Stock Option Plans." The Company adopted these stock option plans in order to create incentives for retaining qualified and competent employees and maximizing long-term stockholder values. No options were granted during fiscal year ended December 31, 2003.

                  The Compensation Committee intends to examine and evaluate the performance of the Company's officers and employees, through discussions with senior management and otherwise, and make recommendations to the Board of Directors with respect to base salary, bonuses and any other elements of compensation in light of an overriding Company philosophy linking pay and performance.


                                 COMPENSATION COMMITTEE

                                  Doy B. Henley
                                  Gregory McCaffery
                                  James B. Roszak

REPORT OF THE AUDIT COMMITTEE

                  The Audit Committee members are Doy B. Henley, Gregory McCaffery and James B. Roszak. The Audit Committee assists the Board of Directors in monitoring the integrity of the Company's financial statements, the Company's compliance with legal requirements and the Company's internal and external auditors.

                  The Audit Committee has reviewed and discussed the Company's audited consolidated balance sheets as of December 31, 2003 and 2002 and consolidated statements of income, cash flows and stockholders' equity for the three years ended December 31, 2003 with the Company's management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, the matters required to be discussed by Statement Auditing Standards No. 61 (concerning the accounting methods used in the financial statements).

                  The Audit Committee has also received and reviewed written disclosures and the letter from PricewaterhouseCoopers LLP required by Independent Standards Board No. 1 (concerning matters that may affect an auditor's independence) and has discussed with PricewaterhouseCoopers LLP their independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

                                            AUDIT COMMITTEE

                                            Doy B. Henley
                                            Gregory McCaffery
                                            James B. Roszak


PRINCIPAL ACCOUNTANT FEES AND SERVICES

                  The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company's independent public accountant for the fiscal year ending December 31, 2004. Such selection is also being submitted to stockholders for ratification at the Annual Meeting. See "Ratification of Independent Public Accountants" above.

                  The following table sets forth the fees incurred by the Company for the services of PricewaterhouseCoopers LLP in 2003 and 2002.

                  Services Rendered                                                              Fees
-----------------------------------------------------------------------              ------------------------------
                                                                                         2003            2002

Audit Fees (1)                                                                         $251,160        $203,100
Audit Related Fees (2)                                                                  $11,040          $7,676
Tax Fees (3)                                                                            $19,761          $9,500
Other Fees                                                                                    0               0
----------------

(1) For professional services rendered for the audit of the Company's annual financial statements, and the reviews of the financial statements included in the Company's Forms 10-Q for fiscal years 2003 and 2002.

(2) For audits of employee benefit plans in 2002.

(3) For 2003 and 2002, tax services for tax compliance and planning.


The Audit Committee has concluded that the provision of non-audit services listed above is compatible with maintaining the independence of PricewaterhouseCoopers LLP. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve future audit-related and non-audit services not prohibited by law to be performed by the Company's independent auditors and associated fees, provided that the Chair shall report any decision to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

                  Mr. Robert B. Lee, currently a director of the Company and a consultant to the Company's Country Coach subsidiary and formerly also an executive officer of the Company, is a partner in a joint venture which is a party to a lease agreement with Country Coach. Pursuant to the agreement, Country Coach leases from the joint venture a parcel of property constituting a majority of Country Coach's manufacturing facilities. During the year ended December 31, 2003, the Company paid $1.32 million under the lease agreement. The lease agreement calls for future payments totaling approximately $2.5 million through October 31, 2005. In addition, the Company has a five-year renewal option on this lease agreement.

                  Heller Ehrman White & McAuliffe LLP, a law firm in which Mr. Stephen M. Davis, the Secretary and a director of the Company, is a shareholder, performed legal services for the Company for which it collected fees of $216,000 in the year ended December 31, 2003.

PERFORMANCE GRAPH

                  Set forth below is a graph comparing cumulative total stockholder returns (assuming reinvestment of dividends) of the Company; the CRSP Total Return Index for the NYSE/AMEX/Nasdaq Stock Market (US Companies), comprising all domestic shares traded in the New York Stock Exchange, American Stock Exchange and Nasdaq Stock Market; and a self-determined peer group of seven companies. The graph assumes $100 invested on December 31, 1998 in the Company and in each of the indices. The performance shown in the graph is not necessarily indicative of future performance.

Graph Omitted

                                     LEGEND

Symbol          CRSP Total Returns Index for:           12/1998 12/1999 12/2000 12/2001 12/2002 12/2003
                National R.V. Holdings, Inc.            100.00    74.8    44.9    38.1   23.2     38.6
                NYSE/AMEX/Nasdaq Stock Market
                  (US Companies)                        100.00   125.2   111.0    99.2   78.7    103.7
                Self-Determined Peer Group              100.00    87.6    59.4    98.4   109.3   169.3

Companies in the Self-Determined Peer Group
        COACHMEN INDUSTRIES INC.                     FLEETWOOD ENTERPRISES INC.
        MONACO COACH CORP.                           REXHALL INDUSTRIES INC.
        THOR INDUSTRIES INC.                         WINNEBAGO INDUSTRIES INC.

     Notes:

A. The lines represent monthly index levels dervied from compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D. The index level for all series was set to $100.0 on 12/31/1998.

                              VOTING SECURITIES AND
                            PRINCIPAL HOLDERS THEREOF

                  The following table set forth as of April 1, 2004 the number and percentage of shares of Common Stock held by (i) each of the executive officers, directors and nominees of the Company, (ii) all persons who are known by the Company to be the beneficial owners of, or who otherwise exercise voting or dispositive control over, five percent or more of the Company's outstanding Common Stock and (iii) all of the Company's present executive officers and directors as a group:


                                                                Common Stock                 Percentage of
Beneficial Owner                                                     Owned(1)                  Outstanding
----------------                                               --------------                -------------
Bradley C. Albrechtsen (2)                                             43,912                      *

Mark D. Andersen (3)                                                   24,020                      *
Jonathan C. Corn                                                            0                      0%

Stephen M. Davis (4)                                                   47,840                      *

Doy B. Henley (5)                                                       9,000                      *

Robert B. Lee (6)                                                     577,906                     5.7%

Gregory McCaffery (7)                                                   9,162                      *

James B. Roszak                                                             0                      0%

Jeffrey L . Feinberg (8)                                            1,258,000                    12.3%

FMR Group (9)                                                       1,027,000                    10.1%

Royce and Associates, LLC (10)                                        912,440                     9.0%

Amalgamated Gadget, L.P. (11)                                         759,700                     7.5%

Gary N. Siegler (12)                                                  727,845                     6.8%
Dimensional Fund Advisors Inc. (13)                                   604,700                     5.9%

Brandes Investment Partners, LLC (14)                                 515,750                     5.1%

All executive officers and directors as a group                       711,840                     6.9%
(8 in number) (2)(3)(4)(5)(6)(7))

---------------------

 *       Less than one percent.
(1) Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them.

                                       20


(2)      Includes 39,000 shares underlying outstanding options exercisable immediately or within 60 days.

(3)      Includes 22,166 shares underlying options  exercisable  immediately or within 60 days and 150 shares owned by Mr. Andersen's wife.

(4) Includes 41,875 shares underlying outstanding options exercisable immediately or within 60 days. Includes 60 shares owned by Mr. Davis' son for which Mr. Davis disclaims beneficial ownership.

(5)      Includes 8,000 shares underlying outstanding options exercisable immediately or within 60 days.

(6) Includes 30,000 shares underlying options exercisable immediately or within 60 days. Also, includes 136,870 shares of Common Stock owned by Mr. Lee's wife, Mrs. Terry N. Lee, for which Mr. Lee disclaims beneficial ownership.

(7)      Includes 8,000 shares underlying outstanding options exercisable immediately or within 60 days.

(8)      As reported in an  Amendment  No. 2 to  Schedule  13G filed with the SEC on behalf of Jeffrey L.  Feinberg and certain affiliated parties on March 23, 2004.

(9) As reported in an Amendment No. 3 to Schedule 13G filed with the SEC on behalf of FMR Group and certain affiliated parties on February 17, 2004.

(10)     As reported in Schedule 13G filed with the SEC by Royce & Associates, LLC on February 5, 2004.

(11)     As  reported  in an  Amendment  No. 2 to  Schedule  13G filed  with the SEC by  Amalgamated  Gadget LP. on
         February 12, 2004.

(12) As reported in an Amendment No. 18 to Schedule 13D filed with the SEC on January 4, 2002. Includes (i) 514,044 shares underlying outstanding options held by Mr. Siegler exercisable immediately or within 60 days,
         (ii) 42,057 shares of Common Stock owned by The Gary N. Siegler Foundation, which shares Mr. Siegler is deemed to beneficially own, and
         (iii) 143,274 shares of Common Stock owned by certain other entities, which shares Mr. Siegler is deemed to beneficially own because Mr. Siegler controls dispositive and voting power for the shares owned by such entities.

(13)     As reported in an  Amendment  to Schedule  13G filed with the SEC by  Dimensional  Fund  Advisors  Inc. on
         February 16, 2004.

(14) As reported in Amendment No. 1 to Schedule 13G filed with the SEC by Brandes Investment Partners, LLC and certain affiliated parties on February 18, 2004.

                                  OTHER MATTERS

                  The Board of Directors is not currently aware of any other matters to be transacted at the Annual Meeting. However, if any other matter should properly come before the Annual Meeting or any adjournment thereof, the persons named in the accompanying proxy intend to vote on such matters as they, in their discretion, may determine, subject, in any event, to the requirements of Delaware Law.

                  The Company will bear all costs of soliciting proxies in the accompanying form. Solicitation will be made by mail, and officers of the Company may also solicit proxies by telephone or personal interview. In addition, the Company expects to request persons who hold shares in their names for others to forward copies of this proxy soliciting material to them and to request authority to execute proxies in the accompanying form, and the Company will reimburse such persons for their out-of-pocket and reasonable clerical expenses in doing this.

                              FINANCIAL STATEMENTS

                  The Company's audited financial statements for the year ended December 31, 2003 and certain other related financial and business information of the Company are contained in the Company's 2003 Annual Report to Stockholders being mailed by the Company to its stockholders with this Proxy Statement.

                  STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

                  Any proposal which an eligible stockholder wishes to include in the proxy or information statement for the 2005 Annual Meeting of Stockholders must be received by the Company at its principal executive offices at 3411 N. Perris Boulevard, Perris, California 92571, not later than December 30, 2004.


                                         By Order of the Board of Directors




                                         Stephen M. Davis
                                         Secretary

Dated: April 29, 2004

                                                                    Appendix A

                             AUDIT COMMITTEE CHARTER

        Adopted by the Board of Directors of National R.V. Holdings, Inc.


PURPOSE

         The purpose of the Audit Committee (the "Committee") of the board of directors (the "Board") of National R.V. Holdings, Inc. (the "Company") is to assist the oversight by the Board of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence, the performance of the Company's internal audit function and independent auditors; and to prepare the report of the Committee to be included in the Company's annual proxy statement. The Committee is not responsible, however, for planning or conducting audits, or determining whether the Company's financial statements are complete and accurate or in accordance with generally accepted accounting principles.

COMPOSITION

         The Committee shall be composed of three or more directors, as determined by the Board, each of whom shall be "independent", as that term is defined in Section 10A(m) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Rules and Regulations (the "Regulations") of the Securities and Exchange Commission (the "Commission") under the Exchange Act, and shall meet the independence and financial literacy requirements of the New York Stock Exchange. At least one member of the Committee shall be an "audit committee financial expert", as that term is defined in the Regulations, and shall have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment. Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

RESPONSIBILITIES

         The Committee is charged by the Board with the responsibility to:

         1. Appoint and provide for the compensation of the Company's independent auditor, oversee the work of the independent auditor (including resolution of any disagreements between management and the independent auditor regarding financial reporting), evaluate the qualifications and performance of the independent auditor and, if so determined by the Committee, replace the independent auditor; it being acknowledged that the independent auditor is ultimately accountable to the Board and the Committee, as representatives of the stockholders.

         2. Obtain and review, at least annually, a report by the independent auditor describing (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the independent auditor, (c) any steps taken to deal with any such issues, and
(d) all relationships between the independent auditor and the Company; ensure the receipt of, and evaluate the written disclosures and the letter that the independent auditor submits to the Committee regarding the auditor's independence in accordance with Independence Standards Board Standard No. 1; discuss such reports with the independent auditor; satisfy itself as to the independence of the independent auditor and, if so determined by the Committee in response to such reports, take appropriate action to address issues raised by such evaluation.

         3. Discuss with the independent auditor the matters required to be discussed by SAS 61, as it may be modified or supplemented.

         4. Instruct the independent auditor and the internal auditor to advise the Committee if there are any subjects that require special attention.

         5. Instruct the independent auditor to report to the Committee on all critical accounting policies of the Company, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the auditors, and other material written communication between the auditors and management.

         6. Meet with management and the independent auditor to discuss the annual financial statements, including disclosures made in management's discussion and analysis, and the report of the independent auditor thereon, and to discuss significant issues encountered in the course of the audit work, including: any restrictions on the scope of the independent auditor's activities or on access to requested information and any significant disagreements with management; the adequacy of internal financial controls; the adequacy of the disclosure of off-balance sheet transactions, arrangements, obligations and relationships in reports filed with the Commission; the types of information to be disclosed and the type of presentation to be made in earnings releases, as well as financial information and earnings guidance; and the appropriateness of the presentation of any non-GAAP financial measures (as defined in the Regulations) included in any report filed with the Commission or in any public disclosure or release.

         7. Review the management letter delivered by the independent auditor in connection with the audit.

         8. Following such review and discussions, if so determined by the Committee, recommend to the Board that the annual financial statements be included in the Company's annual report.

         9. Meet quarterly with management and the independent auditor to discuss the quarterly financial statements, including disclosures made in management's discussion and analysis, prior to the filing of the Form 10-Q.

         10. Meet periodically (and no less frequently than once each year) in separate executive sessions with management, the internal auditor, and the independent auditor to discuss matters that any of them or the Committee believes could significantly affect the financial statements and should be discussed privately.

         11. Set hiring policies for employees or former employees of the independent auditor.

         12. Discuss guidelines and policies with respect to risk assessment and risk management; discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

         13. Review significant changes to the Company's accounting principles and practices proposed by the internal auditor, if any, or management.

         14. Discuss with management the internal audit department responsibilities, budget and staffing, and review the scope and results of internal audits.

         15. Evaluate the performance of the internal auditor and, if so determined by the Committee, recommend replacement of the internal auditor.

         16. Conduct or authorize such inquiries into matters within the Committee's scope of responsibility as the Committee deems appropriate.

         17. Provide minutes of Committee meetings to the Board, present to the Board the Committee's conclusions with respect to the qualifications, performance and independence of the independent auditor and review with the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, its compliance with legal or regulatory requirements, the performance of the independent auditor or the performance of the internal audit function.

         18. At least annually, evaluate the performance of the Committee, review and reassess this Charter and, if appropriate, recommend changes to the Board.

         19. Prepare the Committee report required by the Regulations to be included in the Company's annual proxy statement.

         20. Establish a procedure for receipt, retention and treatment of any complaints received by the Company about its accounting, internal accounting controls or auditing matters and for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

         21. Approve, in accordance with Sections 10A(h) and (i) of the Exchange Act and the Regulations, all professional services, to be provided to the Company by its independent auditor, provided that the Committee shall not approve any non-audit services proscribed by Section 10A(g) of the Exchange Act in the absence of an applicable exemption. The Committee may adopt policies and procedures for the approval of such services which may include delegation of authority to a designated member or members of the Committee to approve such services so long as any such approvals are disclosed to the full Committee at its next scheduled meeting.

AUTHORITY

         By adopting this Charter, the Board delegates to the Committee full authority in its discretion to:

         1. Perform each of the responsibilities of the Committee described above.

         2. Appoint a chair of the Committee, unless a chair is designated by the Board.

         3. Engage independent counsel and other advisers as the Committee determines necessary to carry out its responsibilities.

         4. Cause the officers of the corporation to provide such funding as the Committee shall determine to be appropriate for payment of compensation to the Company's independent auditor and any legal counsel or other advisers engaged by the Committee, and payment of ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties.

                                                                     Appendix B


                         COMPENSATION COMMITTEE CHARTER

        Adopted by the Board of Directors of National R.V. Holdings, Inc.

PURPOSE

         The purpose of the Compensation Committee (the "Committee") of the board of directors (the "Board") of National R.V. Holdings, Inc. (the "Company") is to discharge the responsibilities of the Board relating to executive and director compensation, to produce an annual report on executive compensation for inclusion in the Company's proxy statement and to oversee incentive, equity-based and other compensatory plans in which executive officers and key employees of the Company participate.

COMPOSITION

         The Committee shall be composed of three or more directors, as determined by the Board, each of whom shall (i) satisfy the independence requirements of the New York Stock Exchange, (ii) qualify as a "non-employee director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (iii) qualify as an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. Members shall be appointed to, and removed from, the Committee by the Board.

RESPONSIBILITIES

         The Committee is charged by the Board with the responsibility to:

     1. Develop and periodically review compensation policies and practices applicable to executive officers, including the criteria upon which executive compensation is based, the specific relationship of corporate performance to executive compensation and the composition in terms of base salary, deferred compensation and incentive or equity-based compensation and other benefits.

     2. Review and approve corporate goals and objectives relevant to Chief Executive Officer compensation, evaluate the CEO's performance in light of these goals and objectives, and have sole authority to determine the CEO's compensation level based on this evaluation.

     3. Make recommendations to the Board with respect to non-CEO compensation.

     4. Supervise, administer and evaluate incentive, equity-based and other compensatory plans of the Company in which executive officers and key employees participate, including approving guidelines and size of grants and awards, making grants and awards, interpreting and promulgating rules relating to the plans, modifying or canceling grants or awards, designating employees eligible to participate and imposing limitations and conditions on grants or awards.

     5. Review and approve, subject to stockholder and Board approval as required, the creation or amendment of any incentive, equity-based and other compensatory plans of the Company in which executive officers and key employees participate (other than amendments to tax-qualified employee benefit plans and trusts, and any supplemental plans thereunder, that do not substantially alter the costs of such plans to the Company or are simply to conform such plans to applicable laws or regulations).

     6. Review and approve any employment agreements, severance arrangements, change-in-control arrangements or special or supplemental employee benefits, and any material amendments to any of the foregoing, applicable to executive officers.

     7. Review periodically the compensation and benefits offered to nonemployee directors and recommend changes to the Board as appropriate.

     8. Produce an annual report on executive compensation for inclusion in the Company's proxy statement.

     9. Provide minutes of Committee meetings to the Board, and report to the Board on any significant matters arising from the Committee's work.

     10. At least annually, evaluate the performance of the Committee, review and reassess this Charter and, if appropriate, recommend changes to the Board.

     11. Perform such other duties and responsibilities as may be assigned to the Committee by the Board or as designated in plan documents.

AUTHORITY

         By adopting this Charter, the Board delegates to the Committee full authority in its discretion to:

     1. Perform each of the responsibilities of the Compensation Committee described above.

     2. Delegate such of its authority and responsibilities as the Committee deems proper to members of the Committee or a subcommittee.

     3. Appoint a chair of the Committee, unless a chair is designated by the Board.

     4. Engage and terminate compensation consultants, independent counsel and such other advisers as the Committee determines necessary to carry out its responsibilities, and approve the fees and other terms of retention of any such consultants and other advisers.

     5. Cause the officers of the Company to provide such funding as the Committee shall determine to be appropriate for payment of compensation to any compensation consultants, independent counsel or other advisers engaged by the Committee.

                                                                   Appendix C


                NOMINATING/CORPORATE GOVERNANCE COMMITTEE CHARTER

        Adopted by the Board of Directors of National R.V. Holdings, Inc.

PURPOSE

         The purpose of the Nominating/Corporate Governance Committee (the "Committee") of the board of directors (the "Board") of National R.V. Holdings, Inc. (the "Company") is to identify individuals qualified to serve as members of the Board of the Company, select nominees for election as directors of the Company, evaluate the Board's performance, develop and recommend to the Board a set of corporate governance principles applicable to the Company and provide oversight with respect to corporate governance and ethical conduct.

COMPOSITION

         The Committee shall be composed of three or more directors, as determined by the board of directors, each of whom shall meet the independence requirements of the New York Stock Exchange. Members shall be appointed to, and removed from, the Committee by the Board.

RESPONSIBILITIES

         The Committee is charged by the Board with the responsibility to:

     1. Identify and evaluate individuals qualified to serve as members of the Board, select nominees for election as directors of the Company at the next annual or special meeting of stockholders at which directors are to be elected, and to identify, evaluate and recommend to the Board individuals to fill any vacancies or newly created directorships that may occur between such meetings, taking into account their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of the Company's business environment and the industry in which it operates, and willingness to devote adequate time to Board duties.

     2. Select directors for appointment to its committees and, as appropriate, remove directors from Board committees.

     3. Cause to be prepared and recommend to the Board the adoption of corporate governance guidelines applicable to the Company, and periodically review and assess the guidelines and recommend changes for approval by the Board.

     4. Periodically review and assess the Company's code of business conduct and ethics for directors, officers and employees and recommend changes for approval by the Board.

     5. Oversee the evaluation of the Board and management and discuss the evaluation with the full Board.

     6. Provide minutes of Committee meetings to the Board, and report to the Board on any significant matters arising from the Committee's work.

     7. At least annually, evaluate the performance of the Committee, review and reassess this Charter and, if appropriate, recommend proposed changes to the Board.

     8. Make recommendations to the Board regarding issues of management succession.

     9. Perform such other duties and responsibilities as may be assigned to the Committee by the Board.

AUTHORITY

         By adopting this Charter, the Board delegates to the Committee full authority in its discretion to:

     1. Perform each of the responsibilities of the Committee described above.

     2. Delegate such of its authority and responsibilities as the Committee deems proper to members of the Committee or a subcommittee.

     3. Appoint a chair of the Committee, unless a chair is designated by the Board.

     4.  Engage  and  terminate  search  firms,  independent  counsel  and other advisers as the Committee determines necessary to carry out its responsibilities, and approve the fees and other terms of retention of such search firms, independent counsel and other advisers.

     5. Cause the officers of the Company to provide such funding as the Committee shall determine to be appropriate for payment of compensation to any search firms or other advisers engaged by the Committee.

                          NATIONAL R.V. HOLDINGS, INC.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 21, 2004

         The undersigned hereby appoints Bradley C. Albrechtsen and Mark D. Andersen proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of National R.V. Holdings, Inc., a Delaware Corporation (the "Company"), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Monday, June 21, 2004 at 9:00 a.m., Pacific Daylight Time, at the Company's headquarters, 3411 N. Perris Blvd., Perris, California 92571, or any adjournments or postponements thereof, with all the powers the undersigned would have if personally present on the following matters:

1.       Election of the following                                                               WITHHOLD
         nominees to serve as                                                                    AUTHORITY
         Class II Directors until                                      FOR                       to vote
         the 2007 Annual Meeting of                                    all                       for all
         Stockholders.                                                 nominees                  nominees

                                                                       [   ]                     [   ]
                  NOMINEES:         Robert B. Lee and Gregory McCaffery


         INSTRUCTIONS:              To  withhold  authority  to  vote  for  any  individual  nominee,   write  that
nominee's name in the space provided below.
------------------------------------------------------------

2.       Proposal to ratify and approve the selection by the Board of Directors of PricewaterhouseCoopers LLP FOR AGAINST ABSTAIN
         as the Company's independent                         [  ]              [   ]                     [  ]
         public accountants for the fiscal
         year to end December 31, 2004.


3. In their discretion, the above-named proxies are authorized to vote in accordance with their own judgment upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     This proxy when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is indicated, this proxy will be voted "FOR" the election of all nominees for Directors in Item 1 and "FOR" Item 2 and the proxies will use their discretion with respect to any matters referred to in Item 3.

         The undersigned stockholder(s) acknowledges receipt of an accompanying Notice of Annual Meeting of Stockholders and accompanying Proxy Statement dated April 29, 2004.

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Dated:            , 2004

Signature(s):
                  ------------------------------------------------

(Note: Please complete, date and sign exactly as your name appears hereon. When signing as attorney, administrator, executor, guardian, trustee or corporate official, please add your title. If shares are held jointly, each holder should sign.)


                  RETURN THIS PROXY IN THE ENCLOSED ENVELOPE